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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
STAT Healthcare, Inc.:

  We consent to the use of our report included herein on the consolidated financial statements of STAT Healthcare, Inc. and subsidiaries as of December 31, 1993 and for the year then ended. We also consent to the references to our firm under the heading "Experts" in the Prospectus.

                                          Long, Chilton, Payte & Hardin, LLP
                                          Certified Public Accountants

McAllen, Texas
November 1, 1996